QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

[Letterhead of Ernst & Young]

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 11, 2005, in Amendment No. 2 to the Registration Statement (Form F-1 No. 333-129726) and related Prospectus of Diana Shipping Inc., for the registration of 5,000,000 shares of its common stock.

/s/ Ernst & Young

Athens, Greece
November 22, 2005

QuickLinks

Consent of Independent Registered Public Accounting Firm